                                                                  EXHIBIT 10.7.1

                       SHELTER SERVICES AGREEMENT BETWEEN

                             ALIGN TECHNOLOGY, INC.
                                       AND
                              ELAMEX, S.A. DE C.V.

                                TABLE OF CONTENTS

TABLE OF CONTENTS .........................................................    1

 1. Manufacturing Space....................................................    2
 2. Space Services ........................................................    3
 3. Import/Export Services.................................................    3
 4. Mexican Customs, Duties, Taxes and Other Charges ......................    4
 5. U. S. Customs, Duties, Taxes and Other Charges ........................    5
 6. Product Assembly ......................................................    5
 7. Personnel Services and Manning Table ..................................    5
 8. Invoicing and Other Charges............................................    8
 9. Term ..................................................................    9
10. Early Termiantion .....................................................    9
11. Warranties ............................................................   10
12. Realtionship of the Parties ...........................................   11
13. Insurance .............................................................   12
14. Notices ...............................................................   12
15. Force Majeure .........................................................   13
16. Bailment ..............................................................   13
17. Jurisdiction and Disputes .............................................   15
18. Mutual Indemnity ......................................................   18
19. Default ...............................................................   18
20. Miscellaneous .........................................................   18
    EXHIBIT "A" ...........................................................   22
    PLANT LAYOUT ..........................................................   22
    EXHIBIT "B" ...........................................................   24
    INVOICING .............................................................   24
    EXHIBIT "C" REMOVED ...................................................   25
                                                                              25
    EXHIBIT "D.............................................................   26
    MANNING TABLE .........................................................   26
    EXHIBIT "E" ...........................................................   27
    AUTHORIZED SIGNATURES .................................................   27
    EXHIBIT "F" ...........................................................   28
    THE PRODUCT ...........................................................   28
    EXHIBIT "G" ...........................................................   29
    UTILITIES CONSUMPTION .................................................   29
    EXHIBIT "H" ...........................................................   32
    DTA ...................................................................   32

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                       SHELTER SERVICES AGREEMENT BETWEEN

                             ALIGN TECHNOLOGY, INC.
                                       AND
                              ELAMEX, S.A. DE C.V.

This agreement ("Agreement") made as of this 3rd day of June, 2002 by Align Technology, Inc. Santa Clara, CA. (hereinafter ALIGN) and ELAMEX, S.A. DE C.V., a company duly incorporated in the Republic of Mexico, with principal offices in
C. Juarez, Chihuahua, Mexico, (hereinafter "ELAMEX").

A. Whereas, ALIGN desires to have ELAMEX assemble products in Mexico from parts, materials and certain equipment supplied by ALIGN (the "Product"); and

B. Whereas, ELAMEX desires to perform such services and maintains status as a Maquiladora duly authorized by the Mexican Secretary of Commerce and Industrial Development, and

C. Whereas, both parties warrant and represent that they are duly authorized to execute this Agreement, and such authorization is in full force and effect.

     Now, therefore, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

1.   MANUFACTURING SPACE

     1.1. ELAMEX agrees to perform the Services for ALIGN at the ELAMEX facility designated as Elamex Plant No. 11 located in the Fernandez Industrial Park, in Cd. Juarez, Chihuahua, Mexico (the "Facility"), using parts, materials, production supplies, packaging material and certain equipment supplied by and belonging to ALIGN. ELAMEX shall arrange sufficient Facility and facility services ("Services") to enable it to assemble the Product. Such Facility and Services shall include as a minimum:

          1.1.1. A space of 23,088 square feet for the assembly of the Product, warehousing of parts and assembled Product, offices and allocated space ("Space") as described in Exhibit "A". Share space will be reviewed time to time to adjust cost shared calculation based on percent utilization of total manufacturing space.

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ALIGN/ELAMEX SHELTER AGREEMENT

     1.2. The Facility will have at a minimum:

          1.2.1. Modern devices for the supply of heat, evaporative cooling, lighting and water;

          1.2.2. Industrial electrical power; and

          1.2.3. A dedicated Mexican non-toll telephone line, with extensions for the resident manager and his staff as well as normal office furnishing.

     1.3. Upon request of ALIGN for additional Services, ELAMEX shall use its best efforts to provide the same in an efficient manner at a fair and reasonable cost.

2.   SPACE SERVICES

     2.1. ELAMEX shall supply the following services, at ALIGN's expense to the
          Space:

          2.1.1. Utilities for heating, lighting and cooling;

          2.1.2. Janitorial services, including trash and refuse removal.

          2.1.3. Repair and maintenance of the Space and the Facility; and

          2.1.4. Facility security.

     2.2. All expenses will be charged to ALIGN with a mark up according to Exhibit B.

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ALIGN/ELAMEX SHELTER AGREEMENT

3.   IMPORT/EXPORT SERVICES

     3.1. ELAMEX shall provide all necessary administrative services to effect shipment of equipment and material to and from Mexico, using the information supplied by ALIGN. ALIGN will supply such information in a timely fashion so that ELAMEX may obtain all necessary permits. Such administrative services shall include, but not be limited to, securing Mexican import permits, preparation of required customs clearance papers, and all necessary trucking, handling, moving, and storage.

     3.2. ELAMEX will provide importation of raw materials and parts from ELAMEX' warehouse in El Paso, Texas to Mexico, and exportation of assembled Product to El Paso. Align shall reimburse the cost of any south and northbound services, plus the mark-up table showing on exhibit B, for Customs.

     3.3. ALIGN will provide the trailer(s) as required. ELAMEX may rent trailer(s) on behalf of ALIGN, if so instructed. ALIGN shall reimburse such cost at the actual cost plus a markup according to Exhibit B.

4.   MEXICAN CUSTOMS, DUTIES, TAXES AND OTHER CHARGES

     4.1. ELAMEX will be the importer of record for Mexican Customs purposes.

     4.2. ELAMEX shall pay all Mexican customs tariffs, duties, bonds, and Mexican customs broker's charges, and any and all other charges, fees, levies, or assessments made pursuant to Mexican law in effect as to the importation to and exportation from Mexico of ALIGN's Product and/or equipment. ALIGN will reimburse for any expenses incurred by ELAMEX.

     4.3. ALIGN will reimburse ELAMEX for its payment of the Mexican Derecho De Tramite Aduanero ("DTA") tax. The DTA tax is a tax on raw materials, tools, machinery, equipment, accessories and spare parts imported into Mexico. At present time, the DTA tax is according as in exhibit "H".

     4.4. ALIGN shall pay all imposed Mexican inventory taxes as to ALIGN's Product and equipment in ELAMEX's possession at the Facility. ELAMEX shall substantiate such taxes.

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ALIGN/ELAMEX SHELTER AGREEMENT

5.   U. S. CUSTOMS, DUTIES, TAXES AND OTHER CHARGES

     5.1. ALIGN will be importer of record for U.S. Customs' purposes.

     5.2. ALIGN shall pay all U.S. customs tariffs, duties, bonds, and U.S. customs broker's charges, and any and all other charges, fees, levies, or assessments made pursuant to U.S Customs Code as to the importation to and exportation from the U.S. of ALIGN's Product and/or equipment related to this Agreement.

6.   PRODUCT ASSEMBLY

     6.1. ELAMEX agrees to instruct its personnel to assemble the Product in accordance with the specifications provided by ALIGN. Documentation including standard operating procedures, specifications, manufacturing instructions etc. will be supplied and maintained by ALIGN. Any changes to processes, systems and/or documentation at ELAMEX that may impact ALIGN's products shall be reported to ALIGN's Management promptly. ALIGN will approve such changes before implementation into the manufacturing processes at ELAMEX.

     6.2. The parties understand that the assembly process productivity and efficiency are the responsibility of ALIGN and will be administered by ALIGN through its representative. ELAMEX shall make available to ALIGN and to ALIGN's representative any support services in the areas of engineering, systems, quality assurance that ELAMEX has the resources to provide. The price ELAMEX will charge ALIGN for those services, will be communicated to ALIGN before the rendering of such services.

7.   PERSONNEL SERVICES AND MANNING TABLE

     7.1. ELAMEX shall assign personnel to perform the transportation, receiving, handling and storage of parts and the assembly, packaging and shipment of the Product. Such personnel shall include but shall not be limited to assembly operators, material handlers, mechanics, quality control inspectors, warehousemen, test technicians and group leaders. ELAMEX shall also assign production supervisors, superintendents and engineers to manage the assembly of the Product. ELAMEX shall provide overall project management including accounting, import/export, personnel services, quality control, and materials and production management. ELAMEX will use its best effort to insure employee continuity. The position, numbers and levels, shall be listed in a Manning Table similar to the example

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ALIGN/ELAMEX SHELTER AGREEMENT

          attached hereto as Exhibit D. The Manning Table may be modified from time to time by mutual agreement.

     7.2. Should fluctuation in ALIGN's production schedules require that the number of direct or indirect labor employees be reduced, such reduction may be realized through the application of any combination of the following procedures at ALIGN's written request:

          7.2.1. ELAMEX may use its best efforts to place the excess employees in one of its other operations;

          7.2.2. ALIGN can instruct ELAMEX to allow for the reduction through natural attrition; and/or

          7.2.3. ALIGN may instruct ELAMEX to terminate employment of the number of excess employees through payment to them of legal severance.

     7.3. The parties understand that the total number of employees assigned by ELAMEX to ALIGN according to the terms of this Agreement will at no time be less than the total number indicated on the most recently approved Manning Table, except during the ramp up period which will begin on 15, 2000 and will end on May 15, 2000.

     7.4. There will be no cost to ALIGN resulting from the application of the procedures described in paragraphs 7.2.1 and 7.2.2 herein. Should ALIGN opt for the application of the procedure described in 7.2.3, ALIGN shall pay ELAMEX the full amount of any severance benefits made under Mexican law. ELAMEX will notify ALIGN in writing as to the amount of such severance in advance of any such payments.

     7.5. Should ALIGN's production schedules require that the number of direct or indirect labor employees be increased, ALIGN will notify ELAMEX in writing as to the number of additional personnel it will require. Request for additional personnel shall not be in excess of 40 direct labor operator per workweek.

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ALIGN/ELAMEX SHELTER AGREEMENT

     7.6. Exhibit D attached hereto is a description of the employee positions, the skill levels and hourly rates of the direct labor, indirect labor and overall project management. ELAMEX will not make modifications to Exhibit D without ALIGN's written approval, except as provided for in paragraph 8.1 and/or 8.2, hereinafter.

     7.7. ELAMEX may require, at ALIGN's expense a medical physical examination of all applicants prior to employment and will employ only those applicants which are physically able to perform their assigned tasks.

     7.8 All personnel hired by ELAMEX and assigned to ALIGN to perform assembly, supervisory and administrative services shall be paid by ELAMEX. ELAMEX shall maintain all accounting, administrative payroll taxes, and required contributions and bookkeeping records pertaining to such personnel. ELAMEX also will hire a nurse to be on the premises, as required by law. Neither ELAMEX nor any of its employees shall in any sense be considered an employee or an agent of ALIGN, nor shall ELAMEX' employees be entitled or eligible to participate in any benefit or privileges given or extended by ALIGN to its employees. ALIGN agrees not to hire any Mexican national employees during the Term of this Agreement except for plant managers, which will be on ALIGN's U. S. payroll. However ALIGN may decide to hire a Mexican National as ALIGN employee, under ALIGN US payroll. The allocation of this employee will be ALIGN Technology in Santa Clara, CA. If such employee presents a situation in which for ELAMEX represents any cost, ALIGN shall reimburse ELAMEX for any expenses that may occur.

          7.7.1. After the ramp up period as defined in paragraph 7.3 hereinabove, should ELAMEX not comply for more than two consecutive weeks with the request with for additional personnel up to the maximum number of direct labor employees as provided for in paragraph 7.5 hereinabove, ALIGN may seek second source in Mexico for manufacture of the product.

     7.9 For the following eighteen (18) months after termination, ALIGN convenants and agrees not to hire any of ELAMEX' active or inactive management employees without ELAMEX' written consent.

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ALIGN/ELAMEX SHELTER AGREEMENT

     7.10 ELAMEX shall ensure that personnel including supervisors, trainers and line operators are adequately trained to perform their respective functions and understand and adhere to the requirements of Quality System as defined by FDA's Quality System Requirements and ISO 9000 Standards. ELAMEX shall maintain their ISO certification. Any observation or nonconformance cited during the course of ISO audits shall be shared with ALIGN including corrective action plans and closure. ELAMEX shall permit ALIGN or their representative to perform Quality Systems audits of ELAMEX operations that impact ALIGN's products, as required.

8.   INVOICING AND OTHER CHARGES

     8.1. ALIGN shall reimburse ELAMEX any and all expenses incurred by ELAMEX in accordance with the terms of this Agreement, plus additional percentage of those expenses according to the schedule on Exhibit B.

     8.2. Invoices shall be submitted weekly by ELAMEX to ALIGN's representative, for review and approval. A listing of all expenses for which ELAMEX requires reimbursement shall be attached to each invoice. ALIGN agrees to pay such invoices in U. S. dollars within 30 calendar days of the date of the invoice. ALIGN further agrees to pay ELAMEX a late payment to be calculated at the annualized rate of 18%, accruable per day from the date that payment is due through the date that payment is received by ELAMEX or ELAMEX' bank. For invoicing purposes, each week shall begin on Monday at 12:00 a.m. and end on Sunday at 11:59 p.m

     8.3. All payroll and non-payroll related expenditure must be approved by one of ALIGN's authorized representatives. All non-payroll expenditures will be authorized prior to their being incurred.

     8.4. The persons authorized by ALIGN to approve expenditures and examples of their respective signatures are listed and attached hereto as Exhibit E.

     8.5. ALIGN will reimburse and pay ELAMEX all government mandated and expenses related to any employee severance or termination in connection with any and all employees hired at ALIGN's discretion at the actual cost plus a markup according to Exhibit B.

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ALIGN/ELAMEX SHELTER AGREEMENT

     8.6. ALIGN further agrees to reimburse and pay ELAMEX any out-of-pocket cost arising from or pursuant to ELAMEX' compliance with applicable laws, regulations, policies, rulings, directive and any other requirements (including ALIGN's written requests) concerning the environment, health and or safety requirements resulting from the use of certain materials and processes in the assembly of the Product.

     8.7. If ALIGN fails to pay timely, as required by the terms of this Agreement, any of its indebtedness to ELAMEX, ALIGN hereby agrees to assign and make over to ELAMEX all of its interest in all inventory of raw materials, work-in-process, equipment and finished goods of ALIGN, while the same are on the premises of the Facility or otherwise under the control or possession of ELAMEX in order to secure all present and future indebtedness of ALIGN to ELAMEX. ALIGN must advise ELAMEX in writing, prior to the execution of this Agreement of any prior lien or interest granted on such items. In addition, ALIGN warrants and hereby represents to ELAMEX that no other entity shall be granted any interest in such items without the prior written approval of ELAMEX.

     8.8. Payment shall be addressed to ELAMEX's designated mailing address in The United States of America.

9.   TERM

     9.1. The initial term ("Term")of this Agreement shall be for a period of six (6) months commencing on June 3, 2002 ("Commencement Date"). ALIGN shall have the option to renew this Agreement in its entirety for successive periods of six (6) months each. Renewal of this Agreement for such successive six (6) months periods shall be automatic and irrevocable, unless ELAMEX or ALIGN request that the Agreement not be renewed and such request is received by the other party at least one hundred and twenty (120) days prior to the end of the first six (6) months term or any successive term thereafter.

10.  EARLY TERMINATION

     10.1.Upon termination or expiration of this Agreement, and provided that ALIGN has paid or tenders at the date of termination all sums due ELAMEX hereunder, the options described in sections 10.1.1 and 10.1.2 may be exercised by ALIGN.

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ALIGN/ELAMEX SHELTER AGREEMENT

          10.1.1. ALIGN may request and orderly shutdown of the assembly operation. Return of materials, tools, parts, equipment, and other related property of ALIGN by ELAMEX shall be completed at ALIGN's expense. Furthermore, ALIGN agrees to:

               10.1.1.1. Pay all severance cost of applicable ELAMEX personnel as specified in section 10.3(ii); or

     10.2. ALIGN may request that all Services and employee-related contract and obligations be transferred from ELALMEX to ALIGN's Mexican affiliate (the "Affiliate") to be incorporated by ALIGN for such purpose as follows:

          10.2.1. The ELAMEX employees that occupy the positions listed on the then current Manning Table shall be transferred to the Affiliate on ALIGN's request. The costs arising therefrom, including but not limited to legal expenses and employee severance from employees not transferred, if any, shall be borne by ALIGN; and

     10.3. In the event ALIGN terminates this Agreement in violation hereof before the end of the Term, or breaches this Agreement, the only damages or cost for which it shall be liable shall be liquidated damages consisting of (i) the average of the monthly administrative fee for each month until the end of the term of the Agreement or for six months, whichever is shorter, (ii) the legal severance costs as required by Mexican law, (ii) any labor and operating costs then owed to ELAMEX by ALIGN under section 8. In the event this Agreement is extended for one (1) or more terms, ALIGN's obligation to the payment of liquidated damages will be equal to the end of the then current term of 90 days which ever is shorter.

11.  WARRANTIES

     11.1. ELAMEX and ALIGN mutually represent, covenant and warrant as follows:

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ALIGN/ELAMEX SHELTER AGREEMENT

          11.1.1. Neither party nor any officer, director, controlling shareholder, or employee of either party is prohibited by any agreement, contract, of other obligation from engaging in the services to be performed pursuant hereto;

          11.1.2. Neither the execution of this Agreement nor compliance with the terms and conditions hereof shall constitute a breach of any statute, ordinance, law, or regulation of any governmental authority or of any instrument or document to which either party is or may be bound;

     11.2. Each party shall perform all of its mutual obligations created by the terms of this Agreement in compliance with all applicable U.S. and Mexican laws and regulations. A party shall not be considered in default or breach of this Agreement, however, if it fails to perform all of their obligations created by the terms of this Agreement in compliance with all applicable U.S. and Mexican laws and regulations, because of, in connection with, or pursuant to the other party's act or failure to act.

     11.3. Each party shall indemnify, defend and hold the other party harmless from and against any and all claims, lawsuits, costs, customs penalties, damages, expenses, and liabilities of whatsoever nature and kind (including, but not limited to, attorney's fees and legal assistant's fees, litigation and court costs, amounts paid in settlement, and amounts paid to discharge, judgements), as incurred, directly or indirectly related to or arising from, the breach or untruthfulness of any of the representations and warranties of this Agreement or such party's failure to comply with the terms of this Agreement or U. S. and Mexican laws and regulations applicable, including any obligation derived from Mexican labor law, IMSS law, INFONAVIT law, income tax law and State and Federal payroll tax laws and any other law or legal provision so long as the indemnified party is nor in material fault with respect thereto

12.  RELATIONSHIP OF THE PARTIES

     12.1. Nothing contained in this Agreement shall be construed to imply a joint venture, partnership, or principal-agent relationship between the parties, and neither party, by virtue of this Agreement, shall have any right, power or authority to act or create any obligation, expressed or implied, on behalf of the other party. Neither shall this Agreement be construed to create a right, expressed or implied, on

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ALIGN/ELAMEX SHELTER AGREEMENT

          behalf of or for use of any parties, aside from ALIGN and ELAMEX, and ALIGN and ELAMEX shall not be obligated, separately or jointly, to any third parties by virtue of this Agreement.

13.  INSURANCE

     13.1. Insurance coverage of ALIGN's property that is in ELAMEX's possession will be by ELAMEX under a "Special Causes of Loss" form, subject to the terms, conditions and exclusions of ELAMEX's insurance policies. ELAMEX is to provide coverage up to an amount of $7,000,000 ( seven million 00/100 US Dollars) for the benefit of ALIGN and naming ALIGN as an additional insured. ALIGN will be responsible for the amount of the deductible. To be certain that the amount ELAMEX provides to the insurance carrier is adequate, it is incumbent upon ALIGN to notify ELAMEX immediately in writing of any need to increase or decrease insurance amounts on ALIGN replacement value of machinery, equipment and maximum value of inventories in ELAMEX's possession.. ELAMEX shall give ALIGN an opportunity to review and approve the policy, and shall provide a certificate evidencing such insurance with a provision that coverage may not be canceled without 30 days prior notice to ALIGN. This certificate will fulfill ELAMEX's obligation under this paragraph.

     13.2. The parties release each other, and their respective authorized representatives, for any claim of damage to any person or to the Facility and the fixures, personal property, improvements and alternations in or to the Facility that are caused by or result from risks insured under insured against and paid for under any insurance policies carried by the parties or in force at the time any such claim arose.

14.  NOTICES

     14.1. All notices required to be sent to either party to this Agreement shall be in writing and sent by FedEx, DHL, UPS, e-mail or registered or certified mail, postage or delivery prepaid, return receipt requested, to the address of the other party hereto, as set forth below, or to such other addresses as may hereafter be designated in writing:

          14.1.1. As to ALIGN:ALIGN TECHNOLOGY, INC.

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ALIGN/ELAMEX SHELTER AGREEMENT

                           851 Martin Avenue

                           Santa Clara, CA. 95050
                           Attn: Julie de la Fuente
                           Telephone:

               As to ELAMEX : ELAMEX, S.A. DE C.V.
                           1800 Northwestern DR.
                           El Paso, TX. 79912
                           Attn.: Mr. Richard Spencer
                           President and CEO
                           Telephone: (915) 877-1111

15.  FORCE MAJEURE

     15.1. Anything herein to the contrary notwithstanding, ELAMEX shall not be required to perform any term, condition, or covenant in this Agreement if such performance is delayed or prevented by Force Majeure (Force Majeure) which, for purposes of this Agreement, shall mean the following: acts of God; strikes; lockouts; material or labor restrictions imposed by any governmental authorities, suspension of civil rights; floods; and any other causes not reasonably within the control of ELAMEX, which by the exercise of due diligence ELAMEX is unable, wholly or in part, to prevent or overcome and which prevent the performance by either party of the terms of this Agreement.

     15.2. If a Force Majeure continues for more than thirty (30) consecutive days, ALIGN or ELAMEX may terminate this Agreement after thirty (30) consecutive days of a Force Majeure situation by providing thirty (30) days written notice to the appropriate party of such termination, provided such notice is sent while performance of this Agreement is prevented by such Force Majeure, and in that event, ELAMEX will transfer ALIGN's property to ALIGN in (closest US port of entry), Texas, at ALIGN's expense provided all Mexican customs requirements are satisfied. ALIGN's entire obligation to ELAMEX after such termination situation will be the payment of any unpaid amounts due to ELAMEX as stated in paragraph 8 due to ELAMEX plus employee severance costs

16.  BAILMENT

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ALIGN/ELAMEX SHELTER AGREEMENT

     16.1. Property delivered by ALIGN to ELAMEX under the terms if this Agreement is deemed to be bailed to ELAMEX for ALIGN's benefit. The initial property to be bailed to ELAMEX is described in a file that will be in possession with the Project Manager. All Product and other items bailed to ELAMEX shall be described in a pedimento, separate from any goods owned by any other person, entity, or organization, including ELAMEX. It shall be ELAMEX' responsibility to ensure that the bailed property is insured, which cost shall be borne by ALIGN. ALIGN may, at its option, procure its own insurance.

     16.2. The bailment is a free bailment. ALIGN will provide equipment, raw materials and other items to ELAMEX free of charges, subject to the terms of this Agreement.

     16.3. ALIGN agrees to deliver equipment, raw materials and other items to ELAMEX and ELMAEX agrees to accept delivery of such, in accordance with the terms described herein.

     16.4. ELAMEX agrees:

          16.4.1. To use the equipment, raw materials and other items exclusively to carry out activities required to manufacture the Product for the benefit of ALIGN;

          16.4.2. To use such equipment, raw materials and other items in accordance with industry standards and the corresponding laws, regulations, norms, ordinances and rules in force in Mexico; and

          16.4.3. That the equipment, raw materials and other items shall not be used outside the Facility, except with the prior written consent of ALIGN. ELAMEX may not use or permit the use of the equipment, raw materials and other items in any manner so as to cause ALIGN or the owner of such to lose deductions, credits or other benefits of ownership thereof.

     16.5. ELAMEX shall promptly notify ALIGN of knowledge of any damage to equipment, raw materials or other items.

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ALIGN/ELAMEX SHELTER AGREEMENT

     16.6. Upon delivery to ELAMEX, equipment will bear marks showing that ALIGN owns such. ELAMEX shall insure that equipment remains so marked throughout the term of this Agreement.

     16.7. ALIGN or its designated agent shall have the right, from time to time, to inspect equipment, raw materials, Product and ELAMEX' records and books with respect to such at any reasonable time. Such inspections will be allowed during normal office hours and be requested three (3) days prior to the date of inspection,

17.  JURISDICTION & DISPUTES

     17.1. This Agreement is under the laws of the State of Texas.

     17.2. The parties hereto expressly agree to submit themselves to the jurisdiction of the District Court for the State of Texas in and for the County of El Paso and, in the case of diversity or a federal action, to The United States District Court in El Paso, Texas. The parties hereof further agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to them .

18.  MUTUAL INDEMNITY

     18.1. ALIGN shall have no liability and ELAMEX shall indemnify, defend and hold harmless ALIGN and its agents and representatives against any and all claims, judgements, damages, encumbrances, liens, reasonable attorney's fees and reasonable consultant fees, as incurred, to the extent they arise from violations of law, regulations or norms related to Hazardous Substances (as hereinafter defined) at or about the Facility caused or permitted by ELAMEX, its agents, employees, contractors or invitees.

     18.2. ELAMEX shall have no liability and ALIGN shall indemnify, defend and hold harmless ELAMEX and its agents and representatives against, any and all claims, judgements, damages, encumbrances, reasonable attorney's fees and reasonable consultant fees, as incurred, to the extent they arise from violations of law, regulations or norms related to Hazardous Substances (as hereinafter defined) at or about the Facility caused directly by the independent acts or omissions of ALIGN's representatives, its agents, employees, contractors or invitees.

                                    Page - 15

ALIGN/ELAMEX SHELTER AGREEMENT

     18.3. For the purposes hereof, the term "Hazardous Substance" shall mean
          (i) any substance, chemical or wastes that are listed or defined as hazardous, toxic or dangerous under Mexican Federal and State Law, including ecological norms and regulations, or the Comprehensive Environmental Response Compensation and Liability Act 142 U.S.C. 9601 et seq., and (ii) radioactive materials, petroleum or hydrocarbons.

19.  DEFAULT

     19.1. A party may terminate this Agreement immediately upon written notice to the other, unless otherwise specified herein, upon the occurrence of any of the following events:

     19.2. The commission of a beach of any undertakings, obligations or convenants contained herein and the failure to cure the breach, within thirty (30) days after written notification.

     19.3. If any petition in bankruptcy has been filed by or against a party, or any order shall be issued or any resolution passed for the winding up, liquidation or dissolution of a party, or goods or property shall be taken in execution, or if a party shall cease to be a going concern, or makes an assignment for the benefit of creditors; or

     19.4. Any assignment by a party hereto in violation of this Agreement of all or any portion of its rights or obligations under this Agreement to any person or entity.

20.  MISCELLANEOUS

     20.1. The terms and provisions contained herein constitute the entire agreement between the parties and shall supersede all previous communications, oral or written, between the parties hereto concerning the subject matter of this Agreement. No agreement of understanding varying or extending the same shall be binding upon either party hereto unless in writing and signed by a duly authorized officer or representative hereof.

                                    Page - 16

ALIGN/ELAMEX SHELTER AGREEMENT

     20.2. Each individual executing this Agreement on behalf of a corporation represents and warrants that he is duly authorized to execute and deliver this Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation, a copy of which shall be delivered within fourteen
          (14)days of the execution of this Agreement.

     20.3. All convenants and agreements of ELAMEX and ALIGN which, by their terms or by reasonable implication, are to be performed, in hole or in part, after the expiration or termination of this Agreement, shall survive such expiration or termination for any reason.

     20.4. If, for any reason, any provision(s) of this Agreement is/are determined to be invalid or unenforceability shall not affect the remaining provisions of this Agreement.

     20.5. All exhibits/schedules referenced in this Agreement may be modified, amended, or changed as approved in writing by the parties to this Agreement. Such written approval shall indicate the date said modification, amendment, or change is effective and be signed by all parties to this Agreement.

     20.6. This Agreement was prepared following arm's length negotiations between the parties and is to be deemed as prepared jointly by the parties hereto. In the event of any uncertainty or ambiguity existing in this Agreement, it shall not be interpreted against either party but according to the application of general rules of construction and interpretation of contracts.

     20.7. This Agreement may be executed in identical counterparts, in which event, each of said counterparts shall be deemed an original. All such counterparts taken together shall constitute one and the same instrument.

     20.8. Time is of the essence of this Agreement. No failure by a party to take action on account of any default by the other party, whether in a single instance or repeatedly, shall constitute a waiver of any default or of the required performance. No expressed waiver by a party of any provision or performance hereunder or any default by the other party shall be construed as a waiver of any future provision, performance, or default.

                                    Page - 17

ALIGN/ELAMEX SHELTER AGREEMENT

     20.9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No obligation or requirement contained in this Agreement may be assigned to or assumed by another entity without the express written consent of the parties hereto, except that ELAMEX may assign performance of all or part of its duties to a subsidiary without affecting any obligation of ELAMEX imposed by this Agreement.

     20.10. The titles and headings contained in this Agreement are for convenience only and shall have no substantive effect. As used herein, the phrase, "this Agreement" or "the Agreement" shall be deemed to include all exhibits and schedules referenced herein. The English language version of this Agreement shall control over a Spanish version, if any, hereof.

In Witness Whereof, the parties hereto have executed this Agreement as of 3 June, 2002.

Elamex, S.A. de C.V.                         Align Technology. Inc.


By: /s/ Daniel Johnson                       By: /s/ Len Hedge
----------------------------                 -----------------------------
Daniel Johnson                               Len Hedge
Title: COO                                   Title: Senior Vice President

Date:  12 Aug, 2002                          Date:  8/12/02

Witness:                                     Witness:


By:                                          By:
    ------------------------                     -------------------------
Date:                                        Date:
      ----------------------                       -----------------------

                                    Page - 18

ALIGN/ELAMEX SHELTER AGREEMENT

                                                                     Exhibit "A"

                                    Exhibit A

                              Space Area / Lay Out

                                                   Total Area    %    Align Area
--------------------------------------------------------------------------------
MIS Room                                               294.21    30%       88.26
Human Resources                                        266.44    40%      106.58
Nurse                                                  236.68    40%       94.67
Direct Labor Bathrooms Mans                            664.81    40%      265.92
Direct Labor Bathrooms Ladies                        1,169.91    40%      467.96
Cafeteria                                            3,186.12    40%    1,274.45
Main Hall                                            1,996.26    40%      798.50
Loading / Unloading Whse.                            3,165.54    20%      633.11
Maintanence Shop                                       406.25    20%       81.25
Compressors                                            501.15    30%      150.35
--------------------------------------------------------------------------------

                                                    16,120.13           3,961.05

-------------------------------------------------------------
Production Area                                        10,525
SLA Room                                                  520
Offices                                                   826
Meeting Room and Sup.                                     510
ToolCrib                                                  461
Desinfecting Room                                       2,481
Shipping                                                1,048
Receiving                                                 787
Warehouse                                               1,891
Central Offices / Customs                                  80
-------------------------------------------------------------

                                                    19,127.65
                                                   ALIGN 100%

                                                                  --------------
                                                                       23,088.70
                                                                  Align Contract
                                                                  --------------

                                    Page - 19

                                                                     Exhibit "A"

                                  PLANT LAYOUT

                                    [GRAPHIC]

                                    Page - 20

ALIGN/ELAMEX SHELTER AGREEMENT

                                                                     Exhibit "B"

Align Technology, Inc.
Shelter - Cost plus
Invoicing

                                    Exhibit B

Labor            Invoicing according the following mark up:
                          Mark Up Percentages

                 Headcount              Mark Up
                 --------------         -------
                 31 to 50                  31.0%
                 51 to 75                  28.0%
                 76 to 100                 26.0%
                 101 to 125                24.0%
                 126 to 150                22.0%
                 151 to 175                20.0%
                 176 to 200                18.0%
                 201 to 250                16.0%
                 251 to 500                15.0%
                 500 and higher            13.0%

Note: Administrative cost (managers) won't be charged, it will be covered by the mark up.

Space:           23,088 square feet will be assigned to align,  23,088 ttl.sqft.

                 Cost per sq. ft.     Annual        Month
                 ----------------     ------   ----------------
                                       $6.25   $ 0.52 per sqft.   $    12,005.7
                 Property tax                  $0.006 per sqft.   $   $  138.53
                 Insurance (sqft)              $ 0.03 per sqft.   $   $  692.64
                 Maintenance (sqft)            $ 0.02 per sqft.   $   $  461.76
                                                          Total   $       13,29

                 Due to expansion to meet Align demands, square feet's increase:

         Customs,Freight & Utilities mark up: 5%
                 Utilities: Power, water & Gas.
            Other Operating Expenses
                 Excluding: Building cost per sq. ft., Property Tax, Insurance (persqft) and building maintenance

            Operating Expenses mark up according   Exhibit "B", same as labor.

                                    Page - 21

ALIGN/ELAMEX SHELTER AGREEMENT

                                                                     Exhibit "C"

                                 SERVICES TABLE

                       ( this exhibit is been eliminated )

                                    Page - 22

ALIGN/ELAMEX SHELTER AGREEMENT

                                                                     Exhibit "D"

                                 MANNING TABLE
                             Align Technology, Inc.

6/1/02                                                                 Exhibit D

==================================================================================================
                                                    Skill    Actual #   Actual Hourly   New Hourly
                     Job Description                Level   Employees       Cost           Cost
==================================================================================================
Direct Labor:
                  Operator                            1        28          $ 1.92         $ 2.01
                  Operator                            2         1          $ 2.05         $ 2.14
                  Operator                            3        21          $ 2.25         $ 2.35
                  Operator                            4        90          $ 2.74         $ 2.86

                  Total Direct Labor Employee                 140          $ 2.24         $ 2.34

Indirect Labor:

                  Material Handler                    2         1            2.05           2.14
                  Warehouseman                        3         1            2.25           2.35
                  Warehouseman Lev IIII               5         4            3.62           3.78
                  Q.C. Auditor                        4         8            2.93           3.06
                  Maintanance Technician              5         4            3.83           4.00
                  Group Leaders                       5         5            3.61           3.77
                  Material Expediters                 5         1            3.87           4.04
                  Guard                               5         2            3.61           3.77
                  Q.C. Supervisor                     7         2             8.8           9.20
                  Dentist (Technicians)               5
                  Assistant Supervisor                6         1             5.8           6.35
                  Production Supervisor               7         3           10.41          10.87
                  Material Supervisor                 7         1            9.46           9.88
                  Industrial Eng. / Process / SLA     9         2           13.41          14.01
                  Industrial Eng. / System            9         1           14.48          15.13
                  Industrial Eng. / Chiron            9         1           21.84          22.82
                  Shipping Supervisor                 9         1           13.41          14.01
                  Production Control Sup.             9         2           16.11          16.83

                  Total Indirect Personnel                     39

Administrative Personnel:

                  Janitor                             2         3            2.05           2.14
                  Documentation Clerk                 5         1            3.61           3.77
                  Secretary                           5         1            3.61           3.77
                  Custom Clerk                        6         1             7.5           7.84
                  Accounting Assistant                7         1           10.03          10.48
                  Maintanance Supervisor              6         1            6.35           6.64
                  Nurse                               6         1            6.35           6.64
                  Security Supervisor                 6         1            6.35           6.64
                  Trainer                             6         1            6.35           6.64
                  Personnel Assistance                6         2            6.35           6.64
                  Building Maintanance                6         1            6.35           6.64
                  General Supervisor                  9
                  Master Scheduler                   11         1           25.48          26.62
                  Eng. and Tech. Manager             11         1           25.48          26.62

                  Total Administrative Personnel               16
==================================================================================================
==================================================================================================
                        Total Direct                          140
                        Total Indirect                         55
==================================================================================================

Changes on Hourly Cost Rate are base on the Government Disposition Release on the First Week of 2002. This increase is 4.5 %.

                                    Page - 23                           08/13/02

[LOGO] ALIGN                                                [LOGO] Illegible (R)

May 13, 2002

Elamex
220 N. Kansas, Suite 566
El Paso, TX 79901
Attn: Dan Johnson

Dear Mr. Johnson,

The following employees of Align Technology, Inc are authorized to approve Elamex's expenditures.

Name - Title                                                 Signature
------------                                                 ---------


Tony Morefield -- Production Manager                  /s/ Tony Morefield
                                                      --------------------------


Juan Guzman -- Manufacturing Process Engineer         /s/ Juan Guzman
                                                      --------------------------


Eric Steuben -- Sr. Director of Operations            /s/ Eric Steuben
                                                      --------------------------

Please do not hesitate to contact me at (408) 470-1116 with any questions.

Sincerely,


/s/ Len Hedge
-----------------------------
Len Hedge
Senior VP of Operations

ALIGN/ELAMEX SHELTER AGREEMENT

                                                                     Exhibit "F"

                                    Exhibit F

                                   THE PRODUCT

                           ( To be provided by Align )

         (Elamex will refer to the Manufacturing Documents from Align.)

                                    Page - 25                           08/13/02

ALIGN/ELAMEX SHELTER AGREEMENT

                                                                     Exhibit "G"

                                    Exhibit G

                     Utilities Consumption (Power and Water)

1st. Shift                Power                                                                   Installed            Consuption
   No.                 Description               Qty.    Amps    Volts   Fases    KVA's    F.P.      KW        L.F.        KW
----------   ---------------------------------   ----   ------   -----   -----   ------   -----   ---------   ------   ----------
    1        Light tubes workstation (4x40w)      245     0.58    277      1      39.36       1     39.36         1        39.3
    2        Light tubes workstation (2x40w)      118     0.67    120      1       9.49       1      9.49         1        9.49
    3        Fans (Soaping)                         6     3       115      1       2.07     0.9      1.86       0.6        1.12
    4        Light bulbs 150 w. (Soaping)          12     1.18    127      1       1.80       1      1.80         1        1.80
    5        Biostar (Forming Area)                47      6.3    115      1      34.05       1     34.05       0.8        27.2
    6        Autoforming Machine                    1       30    480      3      24.94       1     24.94         0        0.00
    7        Laser Machine                          7       20    115      1      16.10       1     16.10       0.6        9.66
    8        Chiron Machines                        7       16    480      3      93.11     0.9     83.80       0.3        25.1
    9        Chiron Robot (Fanuc)                   7        2    480      3      11.64     0.9     10.48       0.3        3.14
   10        Chiron Conveyor                        7        2    120      1       1.68     0.9      1.51       0.3        0.45
   11        Vacuum System                          1       36    480      3      29.93     0.9     26.94         0        0.00
   12        Dremel                                47        1    115      1       5.41     0.9      4.86         1        4.86
   13        Disecant System                        1     46.5    460      3      37.05     0.9     33.34       0.4        13.3
   14        Ovens                                  2     23.5    240      1      11.28     0.9     10.15       0.2        2.03
   15        Ovens                                  5     15.5    115      1       8.91     0.9      8.02       0.2        1.60
   16        Ovens                                  7     14.3    220      1      22.02     0.9     19.82       0.2        3.96
   17        PCA Oven (SLA Room)                    1      6.3    115      1       0.72     0.9      0.65       0.3        0.20
   18        Washer Machine (SLA Room)              1       15    230      3       5.98     0.9      5.38         0        0.00
   19        Water Pump (SLA Room)                  1        8    220      1       1.76     0.9      1.58         0        0.00
   20        SLA Machine 7000                       1       15    220      1       3.30     0.9      2.97       0.4        1.19
   21        Ultrasonic Cleaner No.1 (Disinf.)      1       47    240      3      19.54     0.9     17.58       0.3        5.27
   22        Washer Machine (Desinf. Room)          1      106    240      3      44.06     0.9     39.66       0.2        7.93
   23        Water Pump (Desinf. Room)              1        9    220      1       1.98     0.9      1.78       0.1        0.18
   24        Washer Machine (Desinf. Room)          1       60    220      3      22.86     0.9     20.58         0        0.00
   25        Ultrasonic Cleaner No.2 (Disinf.)      1     42.5    240      3      17.67     0.9     15.90         0        0.00
   26        Hannan Machine (Desinf. Room)          1        7    220      3       2.67     0.9      2.40       0.2        0.48
   27        Belco Machine (Desinf. Room)           1       40    220      1       8.80     0.9      7.92       0.2        1.58
   28        Zed Machine (Desinf. Room)             1     25.4    220      3       9.68     0.9      8.71       0.2        1.74
   29        Conveyor (Shipping Room)               1        9    115      1       1.04     0.9      0.93       0.2        0.19
   30        Light tubes warehouse (2x75 w)        20     0.54    277      1       2.99       1      2.99         1        2.99
   31        Compressor (50 HP)                     1       60    480      3      49.88     0.9     44.89       0.3        13.4
   32        Air Handler No. 4                      1       12    480      3       9.98     0.9      8.98       0.7        6.29
   33        Air Handler No. 5                      1       12    480      3       9.98     0.9      8.98       0.7        6.29
   34        Air Handler No. 6                      1      3.6    480      3       2.99     0.9      2.69       0.7        1.89
   35        Chiller No. 1                          1      120    480      3      99.76     0.9     89.79      0.35        31.4
   36        Chiller No. 2                          1      120    480      3      99.76     0.9     89.79      0.35        31.4
   37        Refrigeration Unit (SLA Room)          1       24    480      3      19.95     0.9     17.96       0.6        10.7
   38        Refrigeration Unit (Prod. Area)        1       24    480      3      19.95     0.9     17.96       0.4        7.18
   39        Refrigeration Unit (MIS Room)          1       18    220      3       6.86     0.9      6.17       0.1        0.62
   40        Swan Coolers (Warehouse)               1       18    480      3      14.96     0.9     13.47       0.2        2.69
   41        Light tubes bathrooms (4x40w)         18      0.6    277      1       2.99       1      2.99       0.5        1.50
   42        Light tubes main hall (4x40w)         25      0.6    277      1       4.16       1      4.16       0.7        2.91
   43        Light Tubes Cafeteria (4x40w)         37      0.6    277      1       6.15       1      6.15         1        6.15
   44        Light Tubes Offices (4x40w)           10      0.6    277      1       1.66       1      1.66         1        1.66
   45        Exterior Light 150 w                   5     0.54    277      1       0.75       1      0.75         0        0.00
   46        Exterior Light 400 w                   6     1.44    277      1       2.39       1      2.39         0        0.00
                                                                                 844.06            774.34                 289.2

                                    Page - 26                           08/13/02

ALIGN/ELAMEX SHELTER AGREEMENT

                                                                     Exhibit "G"

                     Utilities Consumption (Power and Water)

2nd. Shift                                                                                        Installed            Consuption
   No.                 Description               Qty.    Amps    Volts   Fases   KVA's     F.P.      KW        L.F.        KW
----------   ---------------------------------   ----   ------   -----   -----   ------   -----   ---------   ------   ----------
    1        Light tubes workstation (4x40w)      245      0.6    277      1      40.72       1    40.72           1       40.7
    2        Light tubes workstation (2x40w)      118     0.67    120      1       9.49       1     9.49         0.8       7.59
    3        Fans (Soaping)                         6        3    115      1       2.07     0.9     1.86         0.2       0.37
    4        Light bulbs 150 w. (Soaping)          12     1.18    127      1       1.80       1     1.80         0.2       0.36
    5        Biostar (Forming Area)                47     6.3     115      1      34.05       1    34.05         0.5       17.0
    6        Autoforming Machine                    1       30    480      3      24.94       1    24.94           0       0.00
    7        Laser Machine                          7       20    115      1      16.10       1    16.10         0.2       3.22
    8        Chiron Machines                        7       16    480      3      93.11     0.9    83.80         0.3       25.1
    9        Chiron Robot (Fanuc)                   7        2    480      3      11.64     0.9    10.48        0.42       4.40
   10        Chiron Conveyor                        7        2    120      1       1.68     0.9     1.51        0.42       0.64
   11        Vacuum System                          1       36    480      3      29.93     0.9    26.94           0       0.00
   12        Dremel                                47        1    115      1       5.41     0.9     4.86        0.3        1.46
   13        Disecant System                        1     46.5    460      3      37.05     0.9    33.34        0.4        13.3
   14        Ovens                                  2     23.5    240      1      11.28     0.9    10.15        0.2        2.03
   15        Ovens                                  5     15.5    115      1       8.91     0.9     8.02        0.2        1.60
   16        Ovens                                  7     14.3    220      1      22.02     0.9    19.82        0.2        3.96
   17        PCA Oven (SLA Room)                    1      6.3    115      1       0.72     0.9     0.65        0.2        0.13
   18        Washer Machine (SLA Room)              1       15    230      3       5.98     0.9     5.38           0       0.00
   19        Water Pump (SLA Room)                  1        8    220      1       1.76     0.9     1.58           0       0.00
   20        SLA Machine 7000                       1       15    220      1       3.30     0.9     2.97         0.4       1.19
   21        Ultrasonic Cleaner No.1 (Disinf.)      1       47    240      3      19.54     0.9    17.58           0       0.00
   22        Washer Machine (Desinf. Room )         1      106    240      3      44.06     0.9    39.66           0       0.00
   23        Water Pump (Desinf. Room)              1        9    220      1       1.98     0.9     1.78           0       0.00
   24        Washer Machine (Desinf. Room)          1       60    220      3      22.86     0.9    20.58           0       0.00
   25        Ultrasonic Cleaner No.2 (Disinf.)      1    42.5     240      3      17.67     0.9    15.90           0       0.00
   26        Hannan Machine (Desinf. Room)          1        7    220      3       2.67     0.9     2.40           0       0.00
   27        Belco Machine (Desinf. Room)           1       40    220      1       8.80     0.9     7.92           0       0.00
   28        Zed Machine (Desinf. Room)             1    25.4     220      3       9.68     0.9     8.71           0       0.00
   29        Conveyor (Shipping Room)               1        9    115      1       1.04     0.9     0.93           0       0.00
   30        Light tubes warehouse (2x75 w)        20     0.54    277      1       2.99       1     2.99         0.3       0.90
   31        Compressor (50 HP)                     1       60    480      3      49.88     0.9    44.89         0.8       35.9
   32        Air Handler No. 4                      1       12    480      3       9.98     0.9     8.98         0.6       5.39
   33        Air Handler No. 5                      1       12    480      3       9.98     0.9     8.98         0.6       5.39
   34        Air Handler No. 6                      1     3.6     480      3       2.99     0.9     2.69         0.6       1.62
   35        Chiller No. 1                          1      120    480      3      99.76     0.9    89.79         0.2       17.9
   36        Chiller No. 2                          1      120    480      3      99.76     0.9    89.79         0.2       17.9
   37        Refrigeration Unit (SLA Room)          1       24    480      3      19.95     0.9    17.96         0.4       7.18
   38        Refrigeration Unit (Prod. Area)        1       24    480      3      19.95     0.9    17.96         0.6       10.7
   39        Refrigeration Unit (MIS Room )         1       18    220      3       6.86     0.9     6.17        0.05       0.31
   40        Swan Coolers (Warehouse)               1       18    480      3      14.96     0.9    13.47           0       0.00
   41        Light tubes bathrooms (4x40w)         18      0.6    277      1       2.99       1     2.99         0.5       1.50
   42        Light tubes main hall (4x40w)         25      0.6    277      1       4.16       1     4.16           1       4.16
   43        Light Tubes Cafeteria (4x40w)         37      0.6    277      1       6.15       1     6.15         0.8       4.92
   44        Light Tubes Offices (4x40w)           10      0.6    277      1       1.66       1     1.66         0.4       0.66
   45        Exterior Light 150 w                   5     0.54    277      1       0.75       1     0.75         0.4       0.30
   46        Exterior Light 400 w                   6     1.44    277      1       2.39       1     2.39         0.4       0.96
                                                                                 845.42           775.69                  239.0

                                    Page - 27                           08/13/02

ALIGN/ELAMEX SHELTER AGREEMENT

                                                                     Exhibit "G"

Sundays                                                                      Installed       Consumption
-------                                                                      ---------       -----------
  No.         Description        Qty.   Amps   Volts   Fases    KVA's   F.P.     KW     LF.     KW
-------   --------------------   ----   ----   -----   -----   ------   ----   ------   ---    -----
  1       Disecant Systern        1     46.5    460      3      37.05   0.9     33.34   0.4    13.34
  2       Ovens                   2     23.5    240      1      11.28   0.9     10.15   0.2     2.03
  3       Ovens                   5     15.5    115      1       8.91   0.9      8.02   0.2     1.60
  4       Ovens                   7     14.3    220      1      22.02   0.9     19.82   0.2     3.96
  5       Compressor (50 HP)      1       60    480      3      49.88   0.9     44.89   0.4    17.96
                                                               129.14          116.23          38.89

                     Utilities Consumption (Power and Water)

                             KW     Cost    Hrs./Day   Day/Mth      Total      Invoice Damand x .69
                             ---   ------   --------   -------   -----------   --------------------
KW                           217    59.42                           12894.14       4781.006883
KWH Base                     239   0.2968       1        20      1419.002843       57842.69735
KWH Intermedia (1er turno)   289   0.3645      10        20      21083.66318       26295.53786
KWH Intermedia (2do turno)   239   0.3645     5.5        20      9584.723549       9562.013766
KWH Punta                    239   1.1311       2        20      10815.59377               960
KWH (fin de semana)            4   0.2968      24        10          284.928       4278.238668
KWH (compresor y hornos)      39   0.2968      22         5      1269.781237       103719.4945
                                                                 57351.83258            139440
                                                                    58960.77       0.743828848

-------------------------------------------------------------------
     Weeks Days          Lower/Cost       Medium         Higher
-------------------------------------------------------------------
  Monday th. Friday     0:00 a 6:00    6:00 a 20:00   20:00 a 22:00
                                      22:00 a 24:00
-------------------------------------------------------------------
      Saturday          0:00 a 7:00    7:00 a 24:00
-------------------------------------------------------------------
Sundays and Holidays   0:00 a 19:00   19:00 a 24:00
-------------------------------------------------------------------

                              Water

                          No. of People    lt./day     day/mth      M3
                          -------------   ---------   ---------   ------
        Align                 216             80         22       380.16   0.413595022
Washer Machine (Disinf)                                              539   0.586404978   40.83 lps
                                                                  ------
                                                                  919.16

                                    Page - 28                           08/13/02

                                                                     Exhibit "H"

DTA (Derecho de Tramite Aduanero) must be paid for imports of Non NAFTA goods and will be calculated as follows:

--------------------------------------------------------------------------------
         DESCRIPTION                             PERCENTAGE
--------------------------------------------------------------------------------
Temporal equipment importation     .176% of the declared value with a $163.00
                                   Mexican Pesos as minimum, which varies every
                                   six (6) months.
--------------------------------------------------------------------------------
Definitive equipment importation   .8% to the milliard of the declared value
                                   with a $163.00 Mexican Pesos as minimum,
                                   which varies every six (6) months.
--------------------------------------------------------------------------------

                                    Page - 29                           08/13/02